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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Sections 13 or 15 (d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): August 20, 2002
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                     August Financial Holding Company, Inc.
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             (Exact name of registrant as specified in its charter)

      Nevada                        00049874                   06-1237135
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State or other jurisdiction of     (Commission                (IRS Employer
Incorporation or organization      File Number)               Identification)

150 Lincoln Street, Boston, MA                                    02111
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (617) 542-8088
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                  None
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(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     The Company, through its subsidiary, August Insurance Agency, Inc., is in the process of acquiring a small insurance agency.

Item 4. Change in Registrant's Certifying Accountant

     The Company, before the name change and the relocation of its headquarters to Boston, MA had Kostin, Ruffkess & Company, Inc. of Farmington, CT, as its independent auditors. With the relocation of the headquarters to Boston, the Company anticipated to change auditors to the Boston firm of Wolf & Company. Recently, the Company met with Kostin, Ruffkess & Company and is in the process of negotiating with them to continue performing audit and tax preparation services.

Item 5. Other Events and Regulation FD Disclosure

     a.   Change of Trade Symbol and Cusip Number

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          The Trade Symbol of the Company has been changed to AFHI.PK and the
          Cusip Number has been changed to 05106W.

     b.   Establishment of Two Subsidiaries

          The Company has established two wholly owned subsidiaries since its annual meeting on May 8, 2002: August Financial Advisors, Inc. specializing in providing financial advisory services and asset management to new immigrants and ethnic groups; and August Insurance Agency, Inc., providing insurance advice and brokerage to the same customer base.

     c.   Recent Sales of Unregistered Securities

          On July 1, 2002, the Company began to raise up to $3 million in capital through a private placement to accredited investors through an issuance of two series of Preferred Stock: Series A, convertible, 4% non-cumulative Preferred Stock and Series B, non-convertible, 8% non-cumulative Preferred Stock. Each 100 shares of Series B Non Convertible Preferred Stock have an attached warrant to purchase 20 shares of Series A Convertible Preferred Stock at $100.00 per share, such warrant is exercisable at the second anniversary of the last closing date and expires at the fifth anniversary of the last closing date. Each series of the Preferred Stock is at $100 a share. Each Series A Convertible Preferred Stock share is convertible to 500 shares of common stock. For details, see Exhibit 99.1 and 99.2 Summary of Principal Terms of the offering.

          The offering exemption is made under Rule 501 Accredited Investor.

          No underwriters are involved in this offering.

          The proceeds will be used for working capital and, as opportunities arise, to purchase additional insurance agencies or other subsidiaries.

     d.   Executive Compensation

          The Board of Directors has approved granting 8.5 million shares of common stock for $8,500.00 to the CEO as a signing bonus and for work done prior to her official engagement, to be issued contingent on raising $1 million of capital; the Board further approved issuing 1.1 million shares of common stock at $0.01 a share to key members of the management, contingent on one year of employment with the Company or its subsidiaries; the Board approved paying $50,000.00 of the CEO's first year salary in the form of common stock at $0.01 a share, contingent on the CEO's completion of one year of employment with the Company, which compensation will result in the issuance of 5.0 million shares of

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          common stock to the CEO; and the Board also approved paying $5,000.00 of the Vice President/Business Development's first year salary in the form of common stock at $0.01 a share, contingent on his completion of one year of employment with the Company, which compensation will result in the issuance of 500,000 shares of common stock. The stock granted as aforementioned will be issued only when and after additional shares of common stock are authorized by shareholders in the future.

Item 7.   Exhibit 99.1 - Series A Summary of Principal Terms

          Exhibit 99.2 - Series B Summary of Principal Terms

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         August Financial Holding Company
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                                                  (Registrant)

                                         By: /s/ Vivian Wenhuey Chen Huang
                                             --------------------------------
                                             Vivian Wenhuey Chen Huang,
                                              Chairman of the Board,
                                              President & CEO

Date: August 20, 2002